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                                                                    EXHIBIT 99.1

CONTACT:                                                  NOVEMBER 14, 2005
Fredrick B. Rolff
Chief Financial Officer        (908) 387-1673

             SENTIGEN HOLDING CORP. ANNOUNCES THIRD QUARTER RESULTS

PHILLIPSBURG, NJ, November 14, 2005: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the quarter and nine months ended September 30, 2005.

         Consolidated results of continuing operations consist of Cell & Molecular Technologies, Inc. ("CMT"), Sentigen Biosciences, Inc. ("Sentigen Biosciences") and the expenses of the parent company, Sentigen Holding Corp. On February 22, 2005, we sold the Specialty Media Division of our wholly-owned subsidiary, CMT, to Chemicon International, Inc., a wholly-owned subsidiary of Serologicals Corporation (Nasdaq: SERO). The results of this division have been accounted for as discontinued operations.

Consolidated Results of Continuing Operations

         Revenues for the three months ended September 30, 2005 were $1,852,317 compared to revenues of $1,604,370 for the three months ended September 30, 2004, an increase of $247,947 or 15%. Our revenues are primarily attributed to our wholly-owned subsidiary CMT, which accounted for $1,627,854 of our consolidated revenues for the three months ended September 30, 2005, an increase of 7% when compared to revenues for the three months ended September 30, 2004. The remainder of the increase was primarily the result of the revenues earned by Sentigen Biosciences under its contract with Technical Support Working Group ("TSWG") - an interagency government office with representatives from the Departments of Defense, State and Homeland Security - to develop advanced biotechnology for the detection of explosives and other threats. Under this contract we earned revenues of $178,463 during the three months ended September 30, 2005, compared to revenues of $70,927 for the three months ended September 30, 2004.

         Revenues for the nine months ended September 30, 2005 were $5,314,032 compared to revenues of $4,112,560 for the nine months ended September 30, 2004, an increase of $1,201,472 or 29%. For the nine months ended September 30, 2005, revenues attributable to CMT were $4,734,584, an increase of 17% when compared to revenues for the nine months ended September 30, 2004. The remainder of the increase was primarily the result of the revenues earned by Sentigen Biosciences under its contract with TSWG of $518,448 during the nine months ended September 30, 2005 compared to $70,927 for the nine months ended September 30, 2004.

         Loss from continuing operations for the three months ended September
30, 2005 was ($391,748), compared to a loss from continuing operations of ($492,449) for the
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three months ended September 30, 2004, a reduction of 20%. The reduction in loss was primarily due to a reduction in the loss from Sentigen Biosciences.

         Loss from continuing operations for the nine months ended September 30, 2005 was ($1,598,406), compared to a loss from continuing operations of ($2,545,036) for the nine months ended September 30, 2004, a reduction of 37%. The reduction in loss was primarily due to the decline in stock based compensation charges for the nine months ended September 30, 2005. Such charges amounted to $760,223 during the nine months ended September 30, 2004, compared to $122,561 for the nine months ended September 30, 2005. The decline is attributable to the expiration of certain stock option grants to non-employee scientific consultants. In addition to the decline in stock based compensation, an increase in income from the continuing operations of CMT also contributed to the reduction in loss.

Results of Continuing Operations by Segment

     The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

         Cell & Molecular Technologies, Inc. Income from continuing operations attributable to CMT for the three months ended September 30, 2005 was $312,025 compared to $312,012 for the three months ended September 30, 2004. Income from continuing operations attributable to CMT for the nine months ended September 30, 2005 was $842,161 compared to $697,977 for the nine months ended September 30, 2004, a 21% increase. The increase was primarily driven by CMT's increase in revenues, offset by higher direct costs and selling, general and administrative expenses.

         Sentigen Biosciences. Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is devoting a significant portion of its research effort and resources to the development of a novel molecular profiling system, which the Company through CMT is commercializing.

         While we believe our technology capabilities in the biosciences area are substantial, up to this point, Sentigen Biosciences has not generated any significant revenues and, moreover, has incurred quite substantial operating losses. Although we have completed several pilot research collaborations, we have not entered into any drug discovery or development agreements, nor can any assurance be given that we will be able to do so on terms that are acceptable to us.

         Management intends to continually review the commercial validity of the Tango Assay System, its applicability to functionalizing orphan GPCR's and the prospects of our new novel molecular profiling system in order to make the appropriate decisions as to the best way to allocate our limited resources.

         Loss from continuing operations attributable to Sentigen Biosciences for the three months ended September 30, 2005 was ($294,395), a 26% reduction when compared to the loss from operations of ($399,949) for the three months ended September 30, 2004. Loss from continuing operations attributable to Sentigen Biosciences for the nine months ended September 30, 2005 was ($1,130,867), a 34% improvement when compared to the loss from operations of ($1,720,742) for the nine months ended September 30, 2004. The reduction in loss was primarily due to the absence of stock-based compensation costs attributable to scientific consultants as previously discussed, and our contract with TSWG.

         Corporate. Loss from continuing operations attributable to corporate holding company expenses for the three months ended September 30, 2005 was ($476,197). This compares to a loss attributable to corporate holding company expenses of ($445,955) for the three months ended September 30, 2004, an increase of 7%. The increase was primarily due to compensation and commercial insurance expenses. Loss from continuing operations attributable to corporate holding company expenses for the nine months ended September 30, 2005 was ($1,521,072). This compares to a loss attributable to corporate holding company expenses of ($1,602,962) for the nine months ended September 30, 2004, a reduction of 5%. The reduction is primarily due to a decline in professional fees for legal services.

Cash and Working Capital

         At September 30, 2005, the Company had $430,855 in cash and cash equivalents, $13,785,510 in U.S. Treasury Notes, at market value, and $12,853,979 in working capital. This compares to $347,560 in cash and cash equivalents, $9,738,938 in U.S. Treasury Notes, at market value, and $9,569,381 in working capital at December 31, 2004. It should be noted that we will need substantial amounts of additional financing to commercialize the research programs undertaken by us which financing may not be available or if available may not be on reasonable terms.
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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

       INCOME STATEMENT HIGHLIGHTS:

                                                                                (Unaudited)                     (Unaudited)
                                                                        For the Three Months Ended       For the Nine Months Ended
                                                                               September 30,                   September 30,
                                                                        ---------------------------     ---------------------------
                                                                            2005            2004            2005            2004
                                                                        -----------     -----------     -----------     -----------
Revenue
              CMT                                                       $ 1,627,854     $ 1,528,443     $ 4,734,584     $ 4,036,633
              Sentigen Biosciences                                          224,463          75,927         579,448          75,927
                                                                        -----------     -----------     -----------     -----------
                                                                          1,852,317       1,604,370       5,314,032       4,112,560

Income after direct costs
              CMT                                                         1,023,536         994,944       2,949,366       2,580,932
              Sentigen Biosciences                                          109,498          24,877         253,187          24,877
                                                                        -----------     -----------     -----------     -----------
                                                                          1,133,034       1,019,821       3,202,553       2,605,809
Operating income/(loss)
              CMT                                                           312,025         312,012         842,161         697,977
              Sentigen Biosciences                                         (294,395)       (399,949)     (1,130,867)     (1,720,742)
              Corporate                                                    (476,197)       (445,955)     (1,521,072)     (1,602,962)
                                                                        -----------     -----------     -----------     -----------

Operating (loss)                                                           (458,567)       (533,892)     (1,809,778)     (2,625,727)
                                                                        -----------     -----------     -----------     -----------

Loss from continuing operations                                            (391,748)       (492,449)     (1,598,406)     (2,545,036)

(Loss)/income from discontinued operations, net of tax
         (including gain on disposal of $4,773,810, net of tax for
                           the nine months ended September 30, 2005)             --         253,539       4,835,122         809,677
                                                                        -----------     -----------     -----------     -----------

Net (loss)/income                                                       $  (391,748)    $  (238,910)    $ 3,236,716     $(1,735,359)
                                                                        ===========     ===========     ===========     ===========


NET INCOME (LOSS) PER SHARE INFORMATION:
 Basic and diluted loss per
          share from continuing operations                              $     (0.05)    $     (0.07)    $     (0.21)    $     (0.34)
                                                                        ===========     ===========     ===========     ===========

 Basic and diluted net (loss) income per
          share from discontinued operations                            $        --     $      0.03     $      0.64     $      0.11
                                                                        ===========     ===========     ===========     ===========

 Basic and diluted net (loss) income per share                          $     (0.05)    $     (0.04)    $      0.43     $     (0.23)
                                                                        ===========     ===========     ===========     ===========

 Weighted average shares outstanding:

          Basic and Diluted                                               7,474,542       7,468,633       7,472,867       7,462,309
                                                                        ===========     ===========     ===========     ===========

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BALANCE SHEET HIGHLIGHTS:

                                                  September 30,     December 31,
                                                       2005             2004
                                                   -----------      -----------
Cash and cash equivalents                          $   430,855      $   347,560
U.S. treasury notes                                 13,785,510        9,738,938
Total current assets                                15,196,019       12,110,677
Total assets                                        16,366,510       13,388,743

Current maturities of long term debt               $   196,083      $   180,698
Current liabilities                                  2,342,040        2,541,296
Long-term debt                                         698,445          784,495
Total liabilities                                    3,040,485        3,325,791

Stockholder's Equity                               $13,326,025      $10,062,952


         THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:

Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences"). Sentigen Biosciences has been primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences has initially targeted its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology and related matters in the future. Sentigen Biosciences is devoting a significant portion of its research effort and resources to the development of a novel molecular profiling system, which the Company through CMT is commercializing. CMT provides contract research and development services to companies engaged in the drug discovery process. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.